Exhibit 99.4

Thames McGurk Limited

Unaudited Profit and Loss Account

for the quarter ended 31st March 2007

£
TURNOVER	1,049,275
Cost of sales	615,402

GROSS PROFIT	433,873
Administrative expenses	229,416

OPERATING PROFIT	204,457
Interest receivable and similar income	1,673

206,129
Interest payable and similar charges	553

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION	205,576
Tax on profit on ordinary activities	65,784

PROFIT FOR THE FINANCIAL YEAR AFTER TAXATION	139,792

Thames McGurk Limited

Unaudited Condensed Balance Sheet

31st March 2007

	£	£
FIXED ASSETS
Tangible assets		235,356
CURRENT ASSETS
Debtors	988,510
Cash at bank and in hand	317,507

	1,306,017
CREDITORS
Amounts falling due within one year	403,939

NET CURRENT ASSETS		902,078

TOTAL ASSETS LESS CURRENT LIABILITIES		1,137,434
CREDITORS
Amounts falling due after more than one year		—
PROVISIONS FOR LIABILITIES		10,913

NET ASSETS		1,126,521

CAPITAL AND RESERVES
Called up share capital		100
Profit and loss account		1,126,421

SHAREHOLDERS’ FUNDS		1,126,521